CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement to Form F-1 of our report dated March 31, 2008, relating to the financial statements of Logician Minerals Limited, and to the reference to our Firm under the caption “Experts” in the prospectus.

/s/ GHP HORWATH, P.C.

Denver, Colorado
August 11, 2008